UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7030

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 3, 2022, ModivCare Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and an issuing bank, Wells Fargo Bank, National Association, as an issuing bank, Truist Bank and Wells Fargo Bank, National Association, as co-syndication agents, Deutsche Bank AG New York Branch, Bank of America, N.A., Regions Bank, Bank of Montreal and Capital One, National Association, as co-documentation agents, and JPMorgan Chase Bank, N.A., Truist Securities, Inc. and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers, and the other lenders party thereto. The Credit Agreement provides the Company with a senior secured revolving credit facility (the “Senior Credit Facility”) in aggregate principal amount of $325.0 million. There is an option to increase the amount of the Senior Credit Facility or obtain incremental term loans by an aggregate amount of up to $175.0 million, plus an unlimited amount so long as the pro forma secured net leverage ratio does not exceed 3.50:1.00, as described below. The Senior Credit Facility includes sublimits for swingline loans, letters of credit and alternative currency loans in amounts of up to $25.0 million, $60.0 million and $75.0 million, respectively. The Company did not draw any amount of the Senior Credit Facility at closing of the Credit Agreement. At closing, the Company had $22.8 million of outstanding letters of credit under the Senior Credit Facility. The proceeds of the Senior Credit Facility may be used (i) to finance working capital needs of the Company and its subsidiaries and (ii) for general corporate purposes of the Company and its subsidiaries (including to finance capital expenditures, permitted acquisitions and investments). The Senior Credit Facility replaces the Company's revolving credit facility under the Amended and Restated Credit and Guaranty Agreement, dated as of August 2, 2013 (as amended, modified, supplemented or extended), among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, which was terminated concurrently with the Company's entry into the Credit Agreement.

Under the Senior Credit Facility the Company has an option to request an increase in the amount of the Senior Credit Facility or obtain incremental term loans from time to time (on substantially the same terms as apply to the existing facilities) by an aggregate amount of up to $175.0 million, plus an unlimited amount so long as the pro forma secured net leverage ratio does not exceed 3.50:1.00, with either additional commitments from lenders under the Credit Agreement at such time or new commitments from financial institutions approved by the Company and the administrative agent (which approval is not to be unreasonably withheld), so long as, at the time of any such increase, no default or event of default exists, the representations and warranties of the Company set forth in the Credit Agreement are true and correct in all material respects and the Company is in pro forma compliance with the financial covenants in the Credit Agreement. The Company may not be able to access additional funds under this increase option as no lender is obligated to participate in any such increase under the Senior Credit Facility.

The Senior Credit Facility matures on February 3, 2027. The Company may prepay the Senior Credit Facility in whole or in part, at any time without premium or penalty, subject to reimbursement of the lenders’ breakage and redeployment costs in connection with prepayments of Term Benchmark loans or RFR loans, each as defined in the Credit Agreement. The unutilized portion of the commitments under the Senior Credit Facility may be irrevocably reduced or terminated by the Company at any time without penalty.

Interest on the outstanding principal amount of the loans accrues at a per annum rate equal to the Alternate Base Rate, the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted Daily Simple SONIA Rate, as applicable and each as defined in the Credit Agreement, in each case, plus an applicable margin. The applicable margin ranges from 1.75% to 3.50% in the case of Term Benchmark loans or RFR loans, each as defined in the Credit Agreement, and 0.75% to 2.50% in the case of the Alternate Base Rate loans, in each case, based on the Company’s total net leverage ratio as defined in the Credit Agreement. Interest on the loans is payable quarterly in arrears, in the case of Alternate Base Rate loans, on the last day of the relevant interest period, in the case of Term Benchmark loan, and monthly in arrears in the case of RFR loans. In addition, the Company is obligated to pay a quarterly commitment fee based on a percentage of the unused portion of the revolving credit facility and quarterly letter of credit fees based on a percentage of the maximum amount available to be drawn under each outstanding letter of credit. The commitment fee and letter of credit fee ranges from 0.30% to 0.50% and 1.75% to 3.50%, respectively, in each case, based on the Company’s total net leverage ratio.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. The negative covenants include restrictions on the Company’s ability to, among other things, incur additional indebtedness, create liens, make investments, give guarantees, pay dividends, sell assets and merge and consolidate. The Company is subject to financial covenants, including total net leverage and interest coverage covenants.

The Company’s obligations under the Senior Credit Facility are guaranteed by all of the Company’s present and future material domestic subsidiaries, excluding certain material domestic subsidiaries that are excluded from being guarantors pursuant to the terms of the Credit Agreement. The Company’s obligations under, and each guarantor’s obligations under its guaranty of, the Senior Credit Facility are secured by a first priority lien on substantially all of the Company’s or such guarantor’s respective assets. If an event of default occurs, the required lenders may cause the administrative agent to declare all unpaid principal and any accrued and unpaid interest and all fees and expenses under the Senior Credit Facility to be immediately due and payable. All amounts outstanding under the Senior Credit Facility will automatically become due and payable upon the commencement of any bankruptcy, insolvency or similar proceedings. The Credit Agreement also contains a cross default to any of the Company’s indebtedness having a principal amount in excess of $40 million.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1*
Credit Agreement dated as of February 3, 2022, among ModivCare Inc., the co-syndication agents party thereto, the co-documentation agents party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

*         Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Credit Agreement. ModivCare hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.
Date: February 4, 2022	By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	Senior Vice President, General Counsel & Secretary